UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2021

RANPAK HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Item 3.02	Unregistered Sales of Equity Securities.

On April 5, 2021, Ranpak Holdings Corp. (the “Company”) issued 3,590,194 Class A common shares, par value $0.0001 per share (“Class A Shares”) upon conversion by a holder of an aggregate outstanding amount of 3,590,194 Class C common shares, par value $0.0001 per share (“Class C Shares”). The shares of Class C Shares were issued in connection with the closing of our business combination in June 2019. Pursuant to the terms of our Certificate of Incorporation, Class C Shares are convertible into Class A Shares on a 1:1 basis at the holder’s election. The Company did not receive any cash proceeds as a result of the conversion of the shares of Class C Shares into shares of Class A Shares, and the shares of Class C Shares converted have been retired and cancelled. The issuance of the shares of Class A Shares was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANPAK HOLDINGS CORP.

By:	/s/ William Drew
Name: William Drew Title: Chief Financial Officer

Dated: April 8, 2021

3